================================================================================


                         PRESIDENTIAL LIFE CORPORATION

                                                     Issuer

                                      and

                            BANKERS TRUST COMPANY,

                                                     Trustee

                              --------------------
                                   INDENTURE

                               Dated as of ., 1998

                              --------------------

                            .% Senior Notes due 2008



================================================================================

                                             Cross-Reference Table
 TIA                                                                                           Indenture
Section                                                                                         Section
-------                                                                                        ---------
 Section 310(a)(1)......................................................................          609
   (a)(2)...............................................................................          609
   (a)(3)...............................................................................          N.A.
   (a)(4)...............................................................................          N.A.
   (b)..................................................................................          608
      ..................................................................................          610
Section 311(a)..........................................................................          613
   (b)..................................................................................          613
Section 312(a)..........................................................................          701
   .....................................................................................          702(a)
   (b)..................................................................................          702(b)
   (c)..................................................................................          702(c)
Section 313(a)..........................................................................          703(a)
   (b)..................................................................................          703(a)
   (c)..................................................................................          703(a)
   (d)..................................................................................          703(b)
Section 314(a)..........................................................................          704
   (a)(4)...............................................................................          1004
   .....................................................................................          1004
   (b)..................................................................................          N.A.
   (c)(1)...............................................................................          102
   (c)(2)...............................................................................          102
   (c)(3)...............................................................................          N.A.
   (d)..................................................................................          N.A.
   (e)..................................................................................          102
Section 315(a)..........................................................................          601
   (b)..................................................................................          602
   (c)..................................................................................          601(b)
   (d)..................................................................................          603(c)
   (e)..................................................................................          514
Section 316(a)..........................................................................          101
   (a)(1)(A)............................................................................          502
   .....................................................................................          512
   (a)(1)(B)............................................................................          513
   (a)(2)...............................................................................          N.A.
   (b)..................................................................................          508
   (c)..................................................................................          104(c)
Section 317(a)(1).......................................................................          503
   (a)(2)...............................................................................          504
   (b)..................................................................................          1003
Section 318(a)..........................................................................          107

___________________________
N.A. means Not Applicable
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS
                               -----------------
                                                                            Page
                                                                            ----
ARTICLE ONE  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION........  1

SECTION 101.  Definitions...................................................  1
SECTION 102.  Compliance Certificates and Opinions..........................  9
SECTION 103.  Form of Documents Delivered to Trustee........................  9
SECTION 104.  Acts of Holders; Record Dates................................. 10
SECTION 105.  Notices, Etc., to Trustee, Company and Guarantor.............. 11
SECTION 106.  Notice to Holders; Waiver..................................... 11
SECTION 107.  Trust Indenture Act Controls.................................. 12
SECTION 108.  Effect of Headings and Table of Contents...................... 12
SECTION 109.  Successors and Assigns........................................ 12
SECTION 110.  Severability Clause........................................... 12
SECTION 111.  Benefits of Indenture......................................... 12
SECTION 112.  Governing Law................................................. 12
SECTION 113.  Legal Holidays................................................ 12

ARTICLE TWO  NOTE FORMS AND GUARANTEES...................................... 13

SECTION 201.  Forms Generally............................................... 13
SECTION 202.  Form of Face of Note.......................................... 13
SECTION 203.  Form of Reverse of Note....................................... 15
SECTION 204.  Exchange Schedule for Global Notes............................ 17
SECTION 205.  Form of Assignment............................................ 17
SECTION 206.  Form of Trustee's Certificate of Authentication............... 18

ARTICLE THREE  THE NOTES.................................................... 18

SECTION 301.  Title and Terms............................................... 18
SECTION 302.  Denominations................................................. 20
SECTION 303.  Execution, Authentication, Delivery and Dating................ 20
SECTION 304.  Temporary Notes............................................... 21
SECTION 305.  Registration, Registration of Transfer and Exchange........... 21
SECTION 306.  Mutilated, Destroyed, Lost and Stolen Notes................... 23
SECTION 307.  Payment of Interest; Interest Rights Preserved................ 24
SECTION 308.  Persons Deemed Owners......................................... 25
SECTION 309.  Cancellation.................................................. 25
SECTION 310.  Computation of Interest....................................... 26
SECTION 311.  CUSIP Numbers................................................. 26

ARTICLE FOUR  SATISFACTION AND DISCHARGE.................................... 26

SECTION 401.  Satisfaction and Discharge of Indenture....................... 26
SECTION 402.  Application of Trust Money.................................... 28

ARTICLE FIVE  REMEDIES....................................................   28

SECTION 501.  Events of Default...........................................   28
SECTION 502.  Acceleration of Maturity; Rescission and Annulment..........   30
SECTION 503.  Collection of Indebtedness and Suits for Enforcement by
               Trustee....................................................   31
SECTION 504.  Trustee May File Proofs of Claim............................   31
SECTION 505.  Trustee May Enforce Claims Without Possession of Notes......   32
SECTION 506.  Application of Money Collected..............................   32
SECTION 507.  Limitation on Suits.........................................   33
SECTION 508.  Unconditional Right of Holders to Receive Principal and
               Interest...................................................   33
SECTION 509.  Restoration of Rights and Remedies..........................   33
SECTION 510.  Rights and Remedies Cumulative..............................   34
SECTION 511.  Delay or Omission Not Waiver................................   34
SECTION 512.  Control by Holders..........................................   34
SECTION 513.  Waiver of Past Defaults.....................................   34
SECTION 514.  Undertaking for Costs.......................................   35
SECTION 515.  Waiver of Stay or Extension Laws............................   35

ARTICLE SIX  THE TRUSTEE..................................................   35

SECTION 601.  Certain Duties and Responsibilities.........................   35
SECTION 602.  Notice of Defaults..........................................   37
SECTION 603.  Certain Rights of Trustee...................................   37
SECTION 604.  Not Responsible for Recitals or Issuance of Notes...........   38
SECTION 605.  May Hold Notes..............................................   38
SECTION 606.  Money Held in Trust.........................................   38
SECTION 607.  Compensation and Reimbursement..............................   38
SECTION 608.  Disqualification; Conflicting Interests.....................   39
SECTION 609.  Corporate Trustee Required; Eligibility.....................   39
SECTION 610.  Resignation and Removal; Appointment of Successor...........   40
SECTION 611.  Acceptance of Appointment by Successor......................   41
SECTION 612.  Merger, Conversion, Consolidation or Succession to Business.   41
SECTION 613.  Preferential Collection of Claims Against Company or the
               Guarantor..................................................   42
SECTION 614.  Appointment of Authenticating Agent.........................   42

ARTICLE SEVEN  HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY..........   43

SECTION 701.  Company to Furnish Trustee Names and Addresses of Holders...   43
SECTION 702.  Preservation of Information; Communications to Holders......   43
SECTION 703.  Reports by Trustee..........................................   44
SECTION 704.  Reports by Company..........................................   44

ARTICLE EIGHT  CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE.......   45

SECTION 801.  Company May Consolidate, Etc., Only on Certain Terms........   45


SECTION 802.  Successor Substituted for the Company........................  45

ARTICLE NINE  SUPPLEMENTAL INDENTURES......................................  46

SECTION 901.  Supplemental Indentures Without Consent of Holders...........  46
SECTION 902.  Supplemental Indentures With Consent of Holders..............  46
SECTION 903.  Execution of Supplemental Indentures.........................  47
SECTION 904.  Effect of Supplemental Indentures............................  47
SECTION 905.  Conformity with Trust Indenture Act..........................  47
SECTION 906.  Reference in Notes to Supplemental Indentures................  48

ARTICLE TEN  COVENANTS.....................................................  48

SECTION 1001.  Payment of Principal and Interest...........................  48
SECTION 1002.  Maintenance of Office or Agency.............................  48
SECTION 1003.  Money for Notes Payments to be Held in Trust................  48
SECTION 1004.  Statement by Officers as to Default.........................  49
SECTION 1005.  Existence...................................................  50
SECTION 1006.  Limitation on Liens.........................................  50
SECTION 1007.  Limitation on Sale or Issuance of Stock of Subsidiaries.....  51
SECTION 1008.  Limitation on Dividends and Other Payment Restrictions
                Affecting Significant Subsidiaries.........................  51
SECTION 1009.  Redemption of 9 1/2% Senior Notes Due 2000..................  52
SECTION 1010.  Waiver of Certain Covenants.................................  52

ARTICLE ELEVEN  REDEMPTION OF NOTES........................................  52

SECTION 1101.  Applicability of Article....................................  52
SECTION 1102.  Optional Redemption.........................................  53
SECTION 1103.  Election to Redeem; Notice to Trustee.......................  53
SECTION 1104.  Selection by Trustee of Notes to be Redeemed................  53
SECTION 1105.  Notice of Redemption at the Option of the Company...........  53
SECTION 1106.  Procedure and Notice for Redemption at the Option of
                Each Holder................................................  54
SECTION 1107.  Deposit of Redemption Price.................................  56
SECTION 1108.  Notes Payable on Date of Redemption.........................  56
SECTION 1109.  Notes Redeemed in Part......................................  56

ARTICLE TWELVE  LEGAL DEFEASANCE AND COVENANT DEFEASANCE...................  57

SECTION 1201.  Company's Option to Effect Defeasance or Covenant
                Defeasance.................................................  57
SECTION 1202.  Legal Defeasance and Discharge..............................  57
SECTION 1203.  Covenant Defeasance.........................................  57
SECTION 1204.  Conditions to Legal Defeasance or Covenant Defeasance.......  58
SECTION 1205.  Deposited Money and U.S. Government Obligations to be
                Held in Trust; Other Miscellaneous Provisions..............  59
SECTION 1206.  Reinstatement...............................................  59

          INDENTURE, dated as of ., 1998 between Presidential Life Corporation, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 69 Lydecker Street, Nyack, New York 10960, and its successors and assigns as Issuer (the "Company"), and Bankers Trust Company, a New York banking corporation duly organized and existing under the laws of New York, as Trustee (the "Trustee").

                            RECITALS OF THE COMPANY

          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance, in one or more offerings, of up to $100 million aggregate principal amount of its .% Senior Notes due ., 2008 (the "Notes") of substantially the tenor and amount hereinafter set forth.

          This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall to the extent applicable, be governed by such provisions.

          All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Notes by Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:


                                  ARTICLE ONE
                                  -----------

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
            -------------------------------------------------------

          SECTION 101.  Definitions.  For all purposes of this Indenture, except
                        -----------
as otherwise expressly provided or unless the context otherwise requires:

               (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

               (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

               (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles," with respect to any computation required or permitted hereunder, shall mean such accounting principles in the United States as are generally accepted at the date of this instrument; and

               (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          "Acquired Indebtedness" means Indebtedness of any Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from a Person.

          "Act," when used with respect to any Holder, has the meaning specified in Section 104.

          "Adjusted Treasury Rate" means, with respect to any date of redemption, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such date of redemption, calculated on the third Business Day preceding the date of redemption, plus in each case .% (. basis points).

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under the direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

          "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Notes.

          "Board of Directors" means the board of directors of the Company or any duly authorized committee of that board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, which is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

          "Capital Stock," as applied to the stock of any corporation, means the capital stock of every class whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such corporation.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter, "Company" shall mean such successor Person.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President, and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee as provided in
Section 105.

          "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

          "Comparable Treasury Price" means, with respect to any date of redemption, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such date of redemption, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities," or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, the average of the Reference Treasury Dealer Quotations for such date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (iii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

          "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Services, Facsimile number: (212) 250-6215.

          "Default" means any event or condition which is, or after notice or passage of time or both would be, an Event of Default.

          "Defaulted Interest" has the meaning specified in Section 307.

          "Depositary" means DTC until a successor depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean such successor Depositary.

          "DTC" means The Depository Trust Company, a New York corporation.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Event of Default" has the meaning specified in Section 501.

          "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell to an informed and willing buyer.

          "Federal Bankruptcy Code" means Title 11 of the United States Code, as amended.

          "Global Note" means a Note or Notes, as the case may be, in the form prescribed in Article Two, issued to the Depositary or its nominee, and deposited with, and registered in the name of, such Depositary or nominee.

          "Holder" means a Person in whose name a Note is registered in the Register.

          "Indebtedness" means, with respect to any Person, (i) every obligation of such Person for money borrowed or under any reimbursement obligation relating to a letter of credit (other than letters of credit obtained in the ordinary course of business), if, and to the extent that, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with generally accepted accounting principles, (ii) every obligation of such Person evidenced by a bond, note, debenture or similar instrument, if, and to the extent that, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with generally accepted accounting principles, (iii) every obligation of such Person in respect of lease rentals which, under generally accepted accounting principles, would be shown on the balance sheet of such Person as a liability (other than a current liability or a deferred item), (iv) all obligations under interest rate contracts of such Person, and (v) every guarantee, direct or indirect, of any obligation described in clauses (i) through (iv) above.

          "Indenture" means this instrument as originally executed, or as it may from time to time be supplemented or amended by, one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of, and govern, this instrument and any such supplemental indenture, respectively.

          "Interest Payment Date," when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

          "Lien" means any mortgage, charge, pledge, lien, security interest or encumbrance of any kind in respect of any property or asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease in the nature thereof).

          "Make-Whole Amount" means, in connection with an optional redemption of any Note, the excess, if any, of (i) the sum, as determined by the Quotation Agent, of the present values of the principal amount of such Note, together with scheduled payments of interest that would accrue thereon from the date of redemption to the Stated Maturity of the Notes, in each case discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate over (ii) 100% of the principal amount of the Note to be redeemed.

          "Maturity," when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, Sale of a Significant Subsidiary or otherwise.

          "Notes" has the meaning stated in the first recital of this Indenture.

          "Notice of Default" has the meaning assigned to it in Section
501(a)(3).

          "Officers' Certificate" means a certificate signed on behalf of the Company by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company and who shall be reasonably acceptable to the Trustee, and delivered to the Trustee.

          "Outstanding," when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

               (i) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

               (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

               (iii) Notes which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a protected purchaser, within the meaning of Article 8 of the New York Uniform Commercial Code, in whose hands such Notes are valid obligations of the Company; and

               (iv) Notes with respect to which the Company has effected legal defeasance and/or covenant defeasance as provided in Article Twelve;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company upon the Notes or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned, which have been pledged in good faith, may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

          "Paying Agent" means any Person authorized by the Company to pay the principal of, premium, if any, and interest on, any Notes on behalf of the Company.

          "Person" means any individual, corporation, limited partnership, limited liability corporation, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Place of Payment" means the place or places where the principal of, premium, if any, and interest on, the Notes are payable as specified by Section 301.

          "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

          "Quotation Agent" means one of the Reference Treasury Dealers appointed by the Company as the Quotation Agent.

          "Redemption Price," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed as specified therein.

          "Reference Treasury Dealer" means (i) any of BT Alex. Brown Incorporated and Salomon Smith Barney and their respective successors; provided, however, that if either of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee and the Quotation Agent by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such date of redemption.

          "Register" and "Registrar" have the respective meanings specified in
Section 305.

          "Regular Record Date" for the interest payable with respect to any Note on any Interest Payment Date means the . or . (whether or not a Business
Day) immediately preceding the relevant Interest Payment Date.

          "Responsible Officer," when used with respect to the Trustee, means any managing director, principal, vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee at its Corporate Trust Office customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Sale of a Significant Subsidiary" means the sale, transfer, assignment or other disposition of a Significant Subsidiary to any Person who is not a wholly-owned Subsidiary of the Company.

          "Significant Subsidiary" means, (i) as long as it is a Subsidiary, Presidential Life Insurance Company, and (ii) any Subsidiary that would be a "Significant Subsidiary" within the meaning of Rule 1-02(w)(2) under Regulation S-X promulgated by the Commission; provided, however, that for purposes of the definition of Sale of a Significant Subsidiary, the term "10 percent" in such rule shall be substituted by the term "40 percent."

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

          "Stated Maturity," when used with respect to any Indebtedness or any installment of interest thereon, means the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

          "Subordinated Indebtedness" means Indebtedness the payment of which is subordinated in right of payment to the Notes.

          "Subsidiary" means a corporation of which more than 50% of the outstanding Voting Stock entitled (without regard to the occurrence of any contingency) to vote generally in the election of directors thereof is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean the Person who is then a Trustee hereunder.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, and in force at the date as of which this instrument was executed, except as provided in Section 905.

          "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof.

          "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

          "Voting Stock" means the stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          For purposes of Section 311(b)(4) and (6) of the Trust Indenture Act, the following terms shall have the meanings assigned to them:

          "Cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

          "Self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivable or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security; provided that the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

          SECTION 102.  Compliance Certificates and Opinions.  Upon any
                        ------------------------------------
application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or a certificate of public officials.

          SECTION 103.  Form of Documents Delivered to Trustee.  In any case
                        --------------------------------------
where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.

          Where any Person or Persons is or are required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

          SECTION 104.  Acts of Holders; Record Dates.  (a)  Any request,
                        -----------------------------
demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument, or of a writing appointing any such agent, shall be sufficient for any purpose of this Indenture and (subject to Section
601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          Without limiting the generality of the foregoing, a Holder, including a Depositary that is a Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is a Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

          (c) The Company may, at its option, by Board Resolution, set a record date for determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other Act, or to vote on any action, authorized or permitted to be given or taken by Holders, but the Company shall have no obligation to do so. If a record date is set pursuant to this paragraph, such Act may be given or taken before or after the record date, by only the Holders of record at the close of business on such record date who shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such Act, and for that purpose the Outstanding Notes shall be computed as of the record date. If a record date is set pursuant to this paragraph, the Company may, at its option, set an expiration date after which no such Act purported to be given or taken by any Holder shall be effective hereunder unless given or taken on or prior to such expiration date by Holders of the requisite Outstanding Notes on such record date, but the Company shall have no obligation to do so.

          On or prior to any expiration date set pursuant to this paragraph, the Company may, on one or more occasions at its option, extend such date to any later date.

          (d)  The ownership of Notes shall be proved by the Register.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

          SECTION 105.  Notices, Etc., to Trustee and Company.  Any request,
                        -------------------------------------
demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

               (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing, in person, telecopied (with prompt confirmation by first class mail postage prepaid) or mailed by registered mail, return receipt requested, to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Department, or

               (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing, in person, telecopied (with prompt confirmation by first class mail postage prepaid) or mailed by registered mail, return receipt requested, to or with the Company, addressed to it at the address of its principal office specified in the first paragraph of this instrument, Attention: Chief Financial Officer (with a copy to the same address, Attention: General Counsel) or at any other address previously furnished in writing to the Trustee by the Company.

          SECTION 106.  Notice to Holders; Waiver.  Where this Indenture
                        -------------------------
provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

          SECTION 107.  Trust Indenture Act Controls.  If any provision hereof
                        ----------------------------
limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

          SECTION 108.  Effect of Headings and Table of Contents.  The Article
                        ----------------------------------------
and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 109.  Successors and Assigns.  All covenants and agreements in
                        ----------------------
this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          SECTION 110.  Severability Clause.  In case any provision in this
                        -------------------
Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 111.  Benefits of Indenture.  Nothing in this Indenture or the
                        ---------------------
Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 112.  Governing Law.  This Indenture and the Notes shall be
                        -------------
governed by and construed in accordance with the law of the State of New York.

          SECTION 113.  Legal Holidays.  In any case where any Interest Payment
                        --------------
Date or Maturity of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes), payment of principal, premium, if any, or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Maturity; provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or Maturity, as the case may be.

                                  ARTICLE TWO
                                  -----------

                                   NOTE FORMS
                                   ----------

          SECTION 201.  Forms Generally.  The Notes and the Trustee's
                        ---------------
certificates of authentication shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes.

          The Notes initially shall be issued in the form of one or more fully registered Global Notes.

          Any definitive Notes shall be printed, lithographed or engraved or may be produced in any other manner, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

          SECTION 202.  Form of Face of Note.
                        --------------------

          [Insert any legend required by the Internal Revenue Code and the regulations thereunder.]

          [The following legend shall also appear on the face of each Global
Note:

          THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO BELOW AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.]

          [The following legend shall also appear on the face of each Global Note for which The Depository Trust Company is to be the Depositary:

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED NOTES IN DEFINITIVE FORM IN THE CIRCUMSTANCES REFERENCED IN THE INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

                         PRESIDENTIAL LIFE CORPORATION

                          .% Senior Notes due ., 2008

No. _______

$____________                                           CUSIP No. ___________

          Presidential Life Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________________________, or registered assigns, the principal sum of
__________________________________ Dollars on ____________________, and to pay
interest thereon from __________________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on . and . in each year, commencing _______________, 1998 at the rate of .% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of .% per annum on any overdue principal and on any overdue installment of interest. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the . or . (whether or not a Business
Day), as the case may be, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          Payments in respect of the principal of, premium, if any, and interest on, this Note will be made at the office of the Trustee in The City of New York. Payments in respect of principal or premium, if any, on this Note will be made only against surrender of this Note at such office. Payment of interest on each Interest Payment Date with respect to this Note will be made to the Person in whose name this Note is registered at the close of business on the . or .

immediately preceding such Interest Payment Date by U.S. dollar check drawn on a bank in the City of New York or, for Holders of at least $1,000,000 of Notes, by wire transfer to a dollar account maintained by the payee with a bank in the United States; provided that a written request from such Holder to such effect designating such account is received by the Trustee or the Paying Agent no later than 30 calendar days preceding such Interest Payment Date. Unless such designation is revoked, any such designation made by such Holder with respect to such Note payable to such Holder will remain in effect with respect to any future payments with respect to such Note payable to such Holder. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by manual or facsimile signature.

Dated:

                                 PRESIDENTIAL LIFE CORPORATION

                                 By:  ___________________________________
                                      Name:
                                      Title:


          SECTION 203.  Form of Reverse of Note.
                        -----------------------

          This Note is one of a duly authorized issue of securities of the Company designated as its ".% Senior Notes due ., 2008" (herein called the "Notes"), limited in aggregate principal amount to $100,000,000, issued in one or more offerings under an Indenture, dated as of ., 1998 (herein called the "Indenture"), between the Company, as issuer, and Bankers Trust Company, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

          No sinking fund is provided for the Notes.

          This Note will be redeemable, in whole or in part, at the option of the Company, upon not less than 30 nor more than 60 days' notice, at a Redemption Price equal to the sum of

(i) 100% of the principal amount hereof plus accrued and unpaid interest thereon to, but excluding, the date of redemption, and (ii) a premium equal to the Make-Whole Amount.

          If there shall have occurred a Sale of a Significant Subsidiary, this Note will be redeemable at the option of the Holder, in whole or in part (in minimum denominations of $1,000 or integral multiples thereof), pursuant to the procedures set forth in the Indenture, at a Redemption Price in cash equal to 100% of the principal amount hereof plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

          In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          The Indenture contains provisions for legal defeasance at any time of the entire indebtedness of this Note or defeasance of certain restrictive covenants with respect to this Note, in each case upon compliance by the Company with certain conditions set forth therein.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes at the time Outstanding to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company which is absolute and unconditional, to pay the principal of, premium, if any, and interest on, this Note at the times, place and rate, and in the currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register upon surrender of this Note for registration of transfer at the office or agency maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, which initially will be the office of the Trustee or at the office of any Paying Agent, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. A Holder may transfer or exchange Notes in accordance with the Indenture.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          The Indenture and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.

          All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          SECTION 204.  Exchange Schedule for Global Notes.  The following
                        ----------------------------------
information shall appear on each Global Note:

          The following exchanges of interests in this Global Note have been made:

                                                               Principal amount
                                                                 of this Note         Signature of
                                                                following such         authorized
   Date of          Amount of decrease   Amount of increase      decrease (or         signatory of
   exchange            in this Note         in this Note           increase)             Trustee
------------------------------------------------------------------------------------------------------





          SECTION 205.  Form of Assignment.
                        ------------------
          For value received ________________________ hereby sells(s), assign(s) and transfer(s) unto _____________________ (Please insert social security or other identifying number of assignee) the within Note, and hereby irrevocably constitutes and appoints _________________________ as attorney to transfer the said Note on the books of the Company.


Dated:                         --------------------------------

                                         Signature(s)

          Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule l7Ad-15 under the Exchange Act.

               ___________________________________
                      Signature Guaranteed

          SECTION 206.  Form of Trustee's Certificate of Authentication'.
                        -----------------------------------------------
Subject to Section 612, the Trustee's certificate of authentication shall be substantially in the following form:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Notes referred to in the within-mentioned
Indenture.

                    Bankers Trust Company

                    As Trustee

                        By:______________________________
                                Authorized Officer


                                 ARTICLE THREE
                                 -------------

                                   THE NOTES
                                   ---------

          SECTION 301.  Title and Terms.  (a)  The aggregate principal amount of
                        ---------------
Notes which may be authenticated and delivered in one or more offerings under this Indenture is limited to an aggregate principal amount of $100,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 and 1109. Any Notes issued subsequent to the initial offering of Notes will have identical terms and conditions as the Notes then outstanding and will vote on all matters together with such outstanding Notes. Notwithstanding the above, or anything herein to the contrary, the issue price for any such subsequent Notes may differ from the issue price of the Outstanding Notes; and the first interest period for any such subsequent Notes will run from the date of issuance of such subsequent Notes to, but excluding, the next Interest Payment Date for the Notes.

          (b) The Notes shall be known and designated as the ".% Senior Notes due ., 2008" of the Company. Their Stated Maturity shall be ., 2008 and they shall bear interest at the rate of .% per annum from the date of issuance of the respective Notes or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semiannually in arrears on . and . of each year until the principal thereof is paid or made available for payment; provided that any amount of such principal or interest that is overdue shall bear interest at the rate of % per annum (to the extent that payment of such interest shall be legally enforceable), from the date such amount is due until it is paid or made available for payment, and such interest on any overdue amount shall be payable on demand.

          (c) Payment in respect of the principal of, premium, if any, and interest on, the Notes will be made at the office of the Trustee in The City of New York or at any other Place of Payment designated by the Company pursuant to
Section 1002. Payments in respect of principal or premium, if any, on Notes will be made only against surrender of such Notes at such office. Payments of interest on each Interest Payment Date with respect to each Note will be made to the Person in whose name such Note is registered at the close of business on the
 . or . immediately preceding such Interest Payment Date by U.S. dollar check drawn on a bank in the City of New York or, for Holders of at least $1,000,000 of Notes, by wire transfer to a dollar account maintained by the payee with a bank in the United States; provided that a written request from such Holder to such effect designating such account is received by the Trustee or the Paying Agent no later than 30 calendar days preceding such Interest Payment Date. Unless such designation is revoked, any such designation made by such Holder with respect to such Note payable to such Holder will remain in effect with respect to any future payments with respect to such Note payable to such Holder. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer.

          Payments due on Notes represented by a Global Note registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Note representing such Notes. The Company expects that the Depositary or its nominee, upon receipt of any payment, will credit immediately participants' accounts with payments in same-day funds in amounts proportionate to their respective beneficial interests in such payments, as shown on the records of the Depositary or its nominee. The Company also expects that payments by participants and indirect participants to owners of beneficial interests in such Global Note held through such Persons will be governed by standing instructions and customary practices, as is now the case with securities registered in the name of nominees for such customers, and will be the responsibility of such participants and indirect participants.

          The Notes shall be redeemable at the Company's option, in whole or in part, at any time and shall be redeemable at the Holders' option upon a Sale of a Significant Subsidiary, in each case as provided in Article Eleven.

          The Notes are not entitled to the benefit of any sinking fund.

          (d) Any money or securities paid or delivered by the Company to the Trustee for any payment with respect to the Notes which remains unclaimed for two years after the date such payment was due or such securities were deliverable will be repaid or delivered to the Company and thereafter the Holder will look only to the Company for payments thereof as an unsecured creditor, and the Company shall not be liable to pay any taxes or other duties in connection with such payments; provided, however, that unless otherwise provided by applicable law, the right to receive payment of principal of any Note, to the extent of any cash redemption, will become void at the end of 10 years from the relevant date thereof or such shorter period as may be prescribed by applicable law.

          (e) The Notes may be issued in the form of one or more fully registered Global Notes that will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary's nominee. So long as the Depositary or its nominee is the registered owner of a Global Note, such Depositary or such nominee will be considered the sole owner or Holder of the Notes represented by such Global Note for all purposes under this Indenture and the Notes. Except as otherwise provided herein, owners of beneficial interests in a Global Note will not be entitled to have Notes represented by a Global Note registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form, and will not be considered the owners or Holders thereof under this Indenture or the Notes. In addition, no beneficial owner of an interest in a Global Note will be able to transfer that beneficial interest except in accordance with the Depositary's or its participants' applicable procedures.

          SECTION 302.  Denominations.  The Notes shall be issuable in
                        -------------
registered form without coupons and only in denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

          SECTION 303.  Execution, Authentication, Delivery and Dating.  (a)
                        ----------------------------------------------
The Notes shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or one of its Vice Presidents. The signature of any of these persons on the Notes may be manual or facsimile. If an officer or board member of the Company whose signature is on a Note no longer holds that position at the time the Trustee authenticates such Note or at any time thereafter, the Note shall be valid nevertheless.

          (b) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with the Company Order shall authenticate and deliver such Notes.

          (c) Each Note shall be dated the date of its authentication.

          (d) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

          SECTION 304.  Temporary Notes.  Pending the preparation of definitive
                        ---------------
Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

          If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

          For purposes of this Section 304, each Global Note shall be considered a definitive Note.

          SECTION 305.  Registration, Registration of Transfer and Exchange.
                        ---------------------------------------------------
(a) The Company shall cause to be kept a register (which register will be maintained in any office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, which initially shall be the Corporate Trust Office of the Trustee and the office of any Paying Agent, and being herein sometimes collectively referred to as the "Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed "Registrar" for the purpose of registering Notes and transfers of Notes as herein provided.

          (b) Upon surrender for registration of transfer or exchange of any Note at the office or agency maintained for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, of any authorized denominations and of a like aggregate principal amount and tenor of each such Note. All Notes issued upon any registration of transfer or exchange of Notes, shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

          (c) Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer (in form satisfactory to the Company and the Registrar) duly executed, by the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made for any registration of transfer or exchange of Notes (excluding any case in which such Notes have been mutilated, destroyed, lost or stolen, in which case the Registrar may charge a reasonable fee for replacement), but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, 906 or 1109 not involving any transfer.

          (d) Neither the Company nor any Registrar or Transfer Agent shall be required (i) to issue, register the transfer of, or exchange Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 1103 or 1106 and ending at the close of business on the day of such mailing,
(ii) to register the transfer of, or exchange, any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part,
(iii) to register the transfer of, or exchange, any Note for a period from the record date to the due date for any payment of principal of, or interest on, the Notes or (iv) to issue, register the transfer of, or exchange, any Note which has been surrendered for redemption at the option of the Holder, except the portion, if any, of such Note not to be so redeemed.

          (e) Notwithstanding any other provision of this Section 305, unless and until it is exchanged in whole or in part for Notes in definitive registered form, a Global Note representing all or a portion of the Notes may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary, and a Global Note may not be exchanged for Notes in definitive form except as hereafter provided in this Section 305.

          (f) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall cease to be a clearing agency registered pursuant to the provisions of
Section 17A of the Exchange Act and any other applicable statute or regulation, the Company shall appoint a successor Depositary. If a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Notes, will authenticate and deliver Notes in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Note or Notes, in exchange for such Global Note or Notes.

          (g) If there shall have occurred and be continuing an Event of Default with respect to the Notes, the Company will issue Notes in definitive form in exchange for the Global Note representing such Notes. In such a case, the Company will promptly execute, and the Trustee will execute, upon receipt of a Company Order for the authentication and delivery of definitive Notes will authenticate and deliver, Notes in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Note or Notes, in exchange for such Global Note or Notes.

          (h) The Company may at any time and in its sole discretion determine that the Notes issued in the form of one or more Global Notes shall no longer be represented by such Global Note or Notes. In such event, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Notes will authenticate and deliver, Notes in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Note or Notes, in exchange for such Global Note or Notes.

          (i) If specified by the Company with respect to the Notes, a Person owning a beneficial interest in a Global Note or Notes may instruct the Depositary to surrender such Global Note in exchange, in whole or in part, for Notes in definitive registered form, on such terms as are acceptable to the Company, the Trustee and the Depositary. Thereupon, the

Company shall execute, and the Trustee shall authenticate and deliver, without service charge to the Person specified by such Depositary, a new Note or Notes of any authorized denomination as requested by such Person, in an aggregate principal amount equal to, and in exchange for, such Person's beneficial interest in the Global Note; and the Trustee shall endorse the Global Note to reflect the reduction in the principal amount thereof by the amount delivered pursuant to this clause.

          Upon the exchange of a Global Note for Notes in definitive registered form, such Global Note shall be canceled by the Trustee. Notes in definitive registered form issued in exchange for a Global Note pursuant to this Section 305 shall be issued in denominations of $1,000 and integral multiples thereof and registered in such names as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to, or as directed by, the Persons in whose names such Notes are so registered.

          SECTION 306.  Mutilated, Destroyed, Lost and Stolen Notes.  If any
                        -------------------------------------------
mutilated Note is surrendered to the Trustee, the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Note and
(b) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, within the meaning of Article 8 of the New York Uniform Commercial Code, the Company shall execute and the Trustee shall authenticate and deliver in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

          Upon the issuance of any new Note under this Section 306, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note, shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

          SECTION 307.  Payment of Interest; Interest Rights Preserved.  (a)
                        ----------------------------------------------
Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest.

          (b) Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subclause (1) or (2) below:

               (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this subclause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at such Holder's address as it appears in the Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following subclause (2).

               (2) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subclause, such manner of payment shall be deemed practicable by the Trustee.

          Subject to the foregoing provisions of this Section 307, each Note delivered under this Indenture upon registration of transfer of, in exchange for or in lieu of, any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

          SECTION 308.  Persons Deemed Owners.  Prior to due presentment of a
                        ---------------------
Note for registration of transfer, the Company, the Trustee, any Authenticating Agent, any Paying Agent or the Registrar and any agent of the Company, the Trustee, any Authenticating Agent, any Paying Agent or the Registrar may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 307) any interest on, such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee, any Authenticating Agent, any Paying Agent or the Registrar nor any agent of the Company, the Trustee, any Authenticating Agent, any Paying Agent or the Registrar shall be affected by notice to the contrary.

          None of the Company, the Trustee, any Authenticating Agent, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          SECTION 309.  Cancellation.  All Notes surrendered for payment,
                        ------------
redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 309, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be held by the Trustee in accordance with its customary practices until destroyed by the Trustee; provided, however, that the Trustee shall not be required to destroy such Notes.

          The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.

          SECTION 310.  Computation of Interest.  Interest on the Notes shall be
                        -----------------------
computed on the basis of a 360-day year of twelve 30-day months.

          SECTION 311.  CUSIP Numbers.  The Company in issuing the Notes may use
                        -------------
"CUSIP" numbers (if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such "CUSIP" numbers in addition to serial numbers in notices of repurchase as a convenience to Holders; provided that any notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such repurchase shall not be affected by any defect in, or omission of, such "CUSIP" numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.


                                  ARTICLE FOUR
                                  ------------

                           SATISFACTION AND DISCHARGE
                           --------------------------

          SECTION 401.  Satisfaction and Discharge of Indenture.  (a)  This
                        ---------------------------------------
Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

               (1)  either

                    (A) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                    (B) all Notes not theretofore delivered to the Trustee for cancellation

                         (i)  have become due and payable, or

                         (ii) will become due and payable at their Stated Maturity within one year, or

                         (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has
               deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or to Maturity;

               (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

               (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, to the effect that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          (b) Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614, and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause
(a)(1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

          SECTION 402.  Application of Trust Money.  Subject to the provisions
                        --------------------------
of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee.

                                  ARTICLE FIVE
                                  ------------

                                    REMEDIES
                                    --------

          SECTION 501.  Events of Default.  (a) "Event of Default," wherever
                        -----------------
used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (1) default in the payment of any interest on any Note when it becomes due and payable, and continuance of such default for a period of 30 days; or

               (2) default in the payment of the principal of, and premium, if any, on, any Note at its Maturity; or

               (3) default in the performance, or breach, of any covenant or agreement of the Company under this Indenture (other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt with elsewhere therein), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under this Indenture; or

               (4) (i) an event of default shall have occurred under any mortgage, bond, indenture, loan agreement or other document evidencing any issue of Indebtedness of the Company or any Significant Subsidiary for money borrowed, which issue has an aggregate outstanding principal amount of not less than $10,000,000, and such default shall result in such Indebtedness becoming, whether by declaration or otherwise, due and payable prior to the date on which it would otherwise become due and payable or (ii) a default in any payment when due at final maturity of any such Indebtedness of the Company or any Significant Subsidiary outstanding in an aggregate principal amount of not less than $10,000,000, and, in each case, ten Business Days shall have elapsed after such event, during which period such event shall not have been cured or rescinded or such Indebtedness shall not have been satisfied; or

               (5) final judgments or orders are rendered against the Company or any Significant Subsidiary by a court or regulatory agency of competent jurisdiction which require the payment in money, either individually or in an aggregate amount, that is more than $10,000,000 and such judgment or order shall not be discharged and either (i) any creditor shall have commenced an enforcement proceeding upon such judgment or order, which enforcement proceeding shall have remained unstayed for a period of 10 days or (ii) there shall have been a period of 60 days after the date on which any period for appeal has expired during which a stay of enforcement shall not be in effect; or

               (6) a decree or order is entered by a court having jurisdiction
          (i) for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization or similar law, including, without limitation, any such case or proceeding under applicable state insurance laws, or (ii) adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of, or in respect of the Company or any Significant Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law, including, without limitation, any such case or proceeding under applicable state insurance laws, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of any of their assets, or ordering the winding up or liquidation of any of their affairs, any such decree or order remains unstayed and in effect for a period of 60 consecutive days; or

               (7) the Company or any Significant Subsidiary institutes a voluntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state law, including, without limitation, any such case or proceeding under applicable state insurance laws, or any other case or proceedings to be adjudicated a bankrupt or insolvent, or the Company or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in any involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state law, including, without limitation, any such case or proceeding under applicable state insurance laws, or to the institution of bankruptcy or insolvency proceedings against the Company or any Significant Subsidiary, or the Company or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or consents to the filing of any such petition or to the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of any of the Company or any Significant Subsidiary or of any substantial part of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or takes corporate action in furtherance of any such action.

          (b) Within five days of the occurrence of any Default, the Company shall so notify the Trustee in writing.

          SECTION 502.  Acceleration of Maturity; Rescission and Annulment.  If
                        --------------------------------------------------
an Event of Default (other than as specified in Section 501(a) (6) and 501(a)
(7) with respect to the Company or any Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare all unpaid principal of, and accrued interest on, all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal shall become due and payable immediately. If an Event of Default specified in Section 501(a) (6) or 501(a) (7) above with respect to the Company or any Significant Subsidiary occurs and is continuing, then the principal of all Notes shall by such fact itself become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may annul such declaration if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under this indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes, (iii) the principal of, and premium, if any, on, any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and (iv) to the extent payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and (b) all Events of Default, other than the non-payment of principal of, and premium, if any, on, the Notes which has become due solely by the declaration of acceleration, have been waived as provided herein or cured. No such rescission shall affect any subsequent default or impair any right consequent thereon.

          SECTION 503.  Collection of Indebtedness and Suits for Enforcement by
                        -------------------------------------------------------
Trustee.  The Company covenants that if:
-------

               (1) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

               (2) default is made in the payment of the principal of, or premium, if any, on, any Note at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Notes and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 504.  Trustee May File Proofs of Claim.  In case of any
                        --------------------------------
judicial proceeding relative to the Company (or any other obligor upon the Notes), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 505.  Trustee May Enforce Claims Without Possession of Notes.
                        ------------------------------------------------------
All rights of action and claims under this Indenture and the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

          SECTION 506.  Application of Money Collected.  Any money collected by
                        ------------------------------
the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

               First:  To the payment of all amounts due the Trustee under
          Section 607;

               Second: To the payment of the amounts then due and unpaid for principal of, and premium, if any, and interest on, the Notes in respect of which, or for the benefit of which, such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

               Third: The balance, to the Company or as a court of competent jurisdiction may direct.

          SECTION 507.  Limitation on Suits.  No Holder of any Note shall have
                        -------------------
any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

               (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

               (2) the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the

          Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

               (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

               (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

               (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes; it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

          SECTION 508.  Unconditional Right of Holders to Receive Principal and
                        -------------------------------------------------------
Interest.  Notwithstanding any other provision in this Indenture, the Holder of
--------
any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 307) interest on, such Note on the respective Stated Maturities of such payments expressed in such Note (or, in the case of redemption, on the date of redemption) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          SECTION 509.  Restoration of Rights and Remedies.  If the Trustee or
                        ----------------------------------
any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          SECTION 510.  Rights and Remedies Cumulative.  Except as otherwise
                        ------------------------------
provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 511.  Delay or Omission Not Waiver.  No delay or omission of
                        ----------------------------
the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 512.  Control by Holders.  The Holders of at least a majority
                        ------------------
in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes; provided that

               (1) such direction shall not be in conflict with any rule of law or with this Indenture, expose the Trustee to personal liability or be unduly prejudicial to Holders not joining therein, and

               (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          SECTION 513.  Waiver of Past Defaults.  The Holders of not less than a
                        -----------------------
majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except a default

               (1) in the payment of the principal of, premium, if any, or interest on, any Note, or

               (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          SECTION 514.  Undertaking for Costs.  In any suit for the enforcement
                        ---------------------
of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee, by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the

Outstanding Notes, or by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on, any Note on or after the Maturity of such Note.

          SECTION 515.  Waiver of Stay or Extension Laws.  The Company covenants
                        --------------------------------
(to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE SIX
                                  -----------

                                  THE TRUSTEE
                                  -----------

          SECTION 601.  Certain Duties and Responsibilities.  (a)  Except during
                        -----------------------------------
the continuance of an Event of Default:

               (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision of this Indenture are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

               (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Notes; and

               (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

          (e) The duties and responsibilities of the Trustee shall be as provided in the Trust Indenture Act and as set forth herein.

          SECTION 602.  Notice of Defaults.  Within 90 days after the occurrence
                        ------------------
of any Default hereunder with respect to Notes, the Trustee shall transmit by mail to all Holders of Notes, as their names and addresses appear in the Register, notice of such Default hereunder actually known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on, any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee of directors or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of the Notes; and provided, further, that in the case of any Default of the character specified in Section 501(a) (3) with respect to the Notes, no such notice to Holders shall be given until at least 60 days after the occurrence thereof.

          SECTION 603.  Certain Rights of Trustee.  Subject to the provisions of
                        -------------------------
Section 601:

          (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable or necessary that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by, or pursuant to; this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (h) before the Trustee acts or refrains from acting, it may require and shall be entitled to receive an Officers' Certificate or an Opinion of Counsel that such action is required or permitted hereunder. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers' Certificate or Opinion of Counsel; and

          (i) in the event that the Trustee is also acting as Paying Agent, Transfer Agent or Registrar hereunder, the protections of this Article shall also be afforded to the Trustee in its capacity as Paying Agent, Transfer Agent or Registrar.

          SECTION 604.  Not Responsible for Recitals or Issuance of Notes.  The
                        -------------------------------------------------
recitals contained herein and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Company. Neither the Trustee nor any Authenticating Agent assume any responsibility for the correctness of such recitals. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

          SECTION 605.  May Hold Notes.  The Trustee, any Authenticating Agent,
                        --------------
any Paying Agent, any Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Registrar or such other agent.

          SECTION 606.  Money Held in Trust.  Money held by the Trustee in trust
                        -------------------
hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

          SECTION 607.  Compensation and Reimbursement.  The Company shall
                        ------------------------------

               (a) pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (b) reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith; and

               (c) indemnify the Trustee (and its officers, directors, agents and employees) for, and to hold it harmless against, any loss, damages, claim, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes.

          Any expenses incurred or services rendered by the Trustee (including the fees and expenses of its counsel and agents) in connection with an Event of Default as set forth in Sections 501(3), (5) or (6), and any compensation for such services by the Trustee, are intended to constitute expenses of administration under any bankruptcy law or other law relating to creditors' rights generally. The obligations of the Company set forth in this Section shall survive the payment in full of all amounts due and owing hereunder and under the Notes, the termination and discharge of this Indenture or the earlier resignation or removal of the Trustee.

          SECTION 608.  Disqualification; Conflicting Interests.  If the Trustee
                        ---------------------------------------
has or acquires a conflicting interest within the meaning of Section 310 of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

          SECTION 609.  Corporate Trustee Required; Eligibility.  There shall at
                        ---------------------------------------
all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, State, Territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 609, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 610.  Resignation and Removal; Appointment of Successor.  (a)
                        -------------------------------------------------
No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

          (b) The Trustee may resign by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by
Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

          (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.

          (d)  If at any time:

               (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

               (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

               (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 512, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Notes in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          SECTION 611.  Acceptance of Appointment by Successor.  (a)  Every
                        --------------------------------------
successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 607.

          (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor

Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section, as the case may be.

          (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

          SECTION 612.  Merger, Conversion, Consolidation or Succession to
                        --------------------------------------------------
Business.  Any corporation into which the Trustee may be merged or converted or
--------
with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

          SECTION 613.  Preferential Collection of Claims Against Company.  If
                        -------------------------------------------------
and when the Trustee shall be or become a creditor of the Company, the Trustee shall be subject to the provisions of Section 311 of the Trust Indenture Act regarding the collection of claims against the Company.

          SECTION 614.  Appointment of Authenticating Agent.  (a)  The Trustee
                        -----------------------------------
may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer or partial redemption or repayment thereof or pursuant to Section 306, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business and in good standing under the laws of the United States of America, any State or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of no less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

          (b) Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          (c) An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company, such resignation not to take effect until 30 days after the date said written notice is received. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Notes, as their names and addresses appear in the Register. Any successor Authenticating Agent upon acceptance of its appointment thereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments pursuant to the provisions of Section 607.

          If an Authenticating Agent is appointed with respect to the Notes pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

          This is one of the Notes referred to in the within-mentioned
Indenture.

                    Bankers Trust Company
                    As Trustee

                    By______________________________
                        As Authenticating Agent


                    By______________________________
                        Authorized Officer

                           ARTICLE SEVEN
                           -------------

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY
               -------------------------------------------------

          SECTION 701.  Company to Furnish Trustee Names and Addresses of
                        -------------------------------------------------
Holders.  The Company will furnish or cause to be furnished to the Trustee:
-------

          (a) semiannually, not more than 15 days after each Regular Record Date, a list, in such form as such Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Regular Record Date; and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; excluding from such list names and addresses received by the Trustee in its capacity as Registrar.

          SECTION 702.  Preservation of Information; Communications to Holders.
                        ------------------------------------------------------
(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Notes, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

          (c) Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

          SECTION 703.  Reports by Trustee.  (a)  The Trustee shall transmit to
                        ------------------
Holders within 60 days after each May 15 beginning after the date of the first issuance of the Notes such reports dated as of such date, if any, concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act as amended from time to time at the times and in the manner provided pursuant thereto.

          (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Notes are listed, with the Commission and with the Company. The Company will notify the Trustee when any Notes are listed on any stock exchange.

          SECTION 704.  Reports by Company.  The Company shall:
                        ------------------

          (a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents, or reports pursuant to either of such sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations; and

          (c) transmit by mail to the Holders, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to (a) and (b) in this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                           ARTICLE EIGHT
                           -------------

                    CONSOLIDATION, MERGER AND SALE OF ASSETS
                    ----------------------------------------

          SECTION 801.  Company May Consolidate, Etc., Only on Certain Terms.
                        ----------------------------------------------------
(a) The Company shall not consolidate with or merge with or into any other Person or, directly or indirectly, sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons unless at the time and after giving effect thereto (i) either (A) the Company shall be the continuing corporation, or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of the Company, substantially as an entirety (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume, by an indenture supplemental to this Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the covenants and obligations of the Company under the Notes and this Indenture, and this Indenture shall remain in full force and effect; (ii) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and (iii) if any of the property or assets of the Company would thereupon become subject to any Lien, the outstanding Notes shall be secured equally and ratably with (or prior to) the obligation or liability secured by such Lien, unless the

Company could create such Lien under this Indenture without equally and ratably securing the Notes.

          (b) In connection with any consolidation, merger, transfer or lease, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease, and the supplemental indenture in respect thereto, comply with the provisions described in this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

          SECTION 802.  Successor Substituted for the Company.  Upon any
                        -------------------------------------
consolidation of the Company with, or merger of the Company into, any other Person or the conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                  ARTICLE NINE
                                  ------------

                            SUPPLEMENTAL INDENTURES
                            -----------------------

          SECTION 901.  Supplemental Indentures Without Consent of Holders.
                        --------------------------------------------------
Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein, in the Notes; or

          (2) to add to the covenants of the Company for the benefit of the Holders of all Notes or to surrender any right or power herein conferred upon the Company; or

          (3)  to add any additional Events of Default; or

          (4)  to secure the Notes; or

          (5) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of Notes pursuant to Sections 1202 or 1203; provided, however, that any such action shall not adversely affect the interests of the Holders of Notes in any material respect; or

          (6) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action pursuant to this clause (6) shall not adversely affect the interests of the Holders of Notes in any material respect.

          SECTION 902.  Supplemental Indentures With Consent of Holders.  With
                        -----------------------------------------------
the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

          (1) change the Stated Maturity of the principal of, or interest on, any Note, or reduce the principal amount thereof, the premium, if any, or the rate of interest thereon, or change any Place of Payment where, or the currency in which, any Note or any amount due thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the date of redemption);

          (2) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

          (3)  modify any of the provisions of this Section, Section 513 or
       Section 1010, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          SECTION 903.  Execution of Supplemental Indentures.  In executing, or
                        ------------------------------------
accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section
601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          SECTION 904.  Effect of Supplemental Indentures.  Upon the execution
                        ---------------------------------
of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          SECTION 905.  Conformity with Trust Indenture Act.  Every supplemental
                        -----------------------------------
indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          SECTION 906.  Reference in Notes to Supplemental Indentures.  Notes
                        ---------------------------------------------
authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

                                  ARTICLE TEN
                                  -----------

                                   COVENANTS
                                   ---------

          SECTION 1001.  Payment of Principal and Interest.  The Company
                         ---------------------------------
covenants and agrees that it shall duly and punctually pay the principal of, premium, if any, and interest on, the Notes in accordance with the terms of the Notes and this Indenture.

          SECTION 1002.  Maintenance of Office or Agency.  (a)  The Company
                         -------------------------------
shall maintain in each Place of Payment an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company hereby initially appoints the Trustee its office or agency for each of said purposes. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Notes for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          SECTION 1003.  Money for Notes Payments to be Held in Trust.  (a) If
                         --------------------------------------------
the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of, premium, if any, or interest on, any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the amount so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

          (b) Whenever the Company shall have one or more Paying Agents, it shall, on or prior to each due date of the principal of, premium, if any, or interest on, any Notes, deposit with such Paying Agent(s) a sum sufficient to pay the amount then becoming due, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          (c) The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment of the principal of, premium, if any, or interest on, Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any Default by the Company (or any other obligor upon the Notes) in the making of any payment in respect of the Notes; and

          (3) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Notes.

          (d) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          (e) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each

Business Day and of general circulation in each Place of Payment, or mail to each such Holder, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

          SECTION 1004.  Statement by Officers as to Default.  The Company shall
                         -----------------------------------
deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

          SECTION 1005.  Existence.  Subject to Article Eight, the Company, on
                         ---------
behalf of itself and its Significant Subsidiaries, shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) their respective corporate existence, and (ii) their respective material rights (charter and statutory); provided, however, that the Company shall not be required to preserve the existence of any such Significant Subsidiary or any such right if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company, and that the loss thereof is not disadvantageous to the Holders in any material respect.

          SECTION 1006.  Limitation on Liens.  The Company shall not , and shall
                         -------------------
not permit any of its Significant Subsidiaries, at any time, directly or indirectly, to create, assume, incur or permit to exist any Indebtedness secured by a Lien of any kind on any of the Company's property or assets (which, for the avoidance of doubt, shall not include any of the property or assets of the Company's Subsidiaries) or any share of Capital Stock of any Significant Subsidiary owned by the Company or a Significant Subsidiary without making effective provision whereby the Notes then Outstanding shall be equally and ratably secured with such secured Indebtedness so long as such other Indebtedness shall be secured; provided that the Lien securing any Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Notes with the same relative priority as such Subordinated Indebtedness shall have with respect to the Notes; and provided, further, that this covenant shall not apply to any Liens securing any such indebtedness which became Indebtedness of the Company or any of its Subsidiaries pursuant to a transaction subject to the provisions of Article Eight or Liens securing Acquired Indebtedness and, in each case, which Liens were in existence at the time of such transaction or the incurrence of such Acquired Indebtedness (unless such Indebtedness was incurred or such Lien created in connection with, or in contemplation of, such transaction or incurrence of such Acquired Indebtedness), so long as such Liens do not extend to or cover any property or assets of the Company or any of its Significant Subsidiaries other than property or assets acquired in such transaction or securing such Acquired Indebtedness prior to its incurrence; and provided, further, however that this covenant shall not apply to (i) any Liens created in connection with the incurrence of any Indebtedness of the Company or any of its Significant Subsidiaries consisting of capital lease obligations or of purchase money indebtedness (ii), amounts, if any, deposited in trust or in escrow for the defeasance or redemption of the Company's 9 1/2% Senior Notes due

2000 or (iii) Liens securing Indebtedness of a Subsidiary that becomes a Significant Subsidiary, which Liens are in existence as of the end of the fiscal quarter immediately preceding the fiscal quarter during which such Subsidiary becomes a Significant Subsidiary.

          If the Company shall hereafter be required to secure the Notes equally and ratably with any other Indebtedness pursuant to this covenant, (i) the Company shall promptly deliver to the Trustee an Officers' Certificate stating that the foregoing covenant has been complied with, and an Opinion of Counsel stating that in the opinion of such counsel the foregoing covenant has been complied with and that any instruments executed by the Company or any Subsidiary, as the case may be, in the performance of the foregoing covenant comply with the requirements of the foregoing covenant and (ii) the Trustee is hereby authorized to enter into an indenture or agreement supplemental thereto and to take such action, if any, as it may deem advisable to enable it to enforce the rights of the Holders of the Notes so secured.

          SECTION 1007. Limitation on Sale or Issuance of Stock of Subsidiaries.
                        ------------------------------------------------------
Except for a transaction subject to the provisions of Article Eight, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell, transfer, convey or otherwise dispose of (other than to the Company or a wholly-owned Subsidiary of the Company) any Capital Stock of a Subsidiary of the Company or any Notes convertible into, or warrants, rights or options to subscribe for, Capital Stock of any Subsidiary of the Company, and the Company shall not permit any of its Subsidiaries to issue or sell (other than to the Company or a wholly-owned Subsidiary of the Company) any of its Capital Stock or securities convertible into or rights, warrants or options to subscribe for its Capital Stock; provided, however, that this covenant shall not prohibit (a) the sale, transfer, conveyance or other disposition of (i) all, but not less than all, of the issued and outstanding Capital Stock of any Significant Subsidiary owned by the Company or any of its Subsidiaries, or (ii) all or any portion of the issued and outstanding Capital Stock of any Subsidiary of the Company that is not a Significant Subsidiary, if in either such case (x) the sale, transfer, conveyance or other disposition is for Fair Market Value,
(y) the Company delivers to the Trustee a written opinion of a nationally recognized investment banking firm attesting to such value (provided that this clause (y) shall not apply to any transaction described in clause (a)(ii) above for total consideration less than $10,000,000), and (z) at least 75% of the consideration is for any combination of cash or cash equivalents, at the time such stock is sold, transferred, conveyed or disposed of, and such issuance and sale is otherwise in compliance with the other provisions of this Indenture, or
(b) the ownership by directors of director's qualifying shares to the extent mandated by applicable law.

          SECTION 1008. Limitation on Dividends and Other Payment Restrictions
                        ------------------------------------------------------
Affecting Significant Subsidiaries.  The Company shall not, and shall not permit
----------------------------------
any Significant Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Significant Subsidiary to (a) pay dividends or make any other distribution on its Capital Stock, (b) pay any Indebtedness owed to the Company or any other Subsidiary, (c) make loans or advances to the Company or any other Subsidiary, or (d) transfer any of its property or assets to the Company or any other Subsidiary, except (i) any such encumbrance or restriction pursuant to an agreement in effect on the date of this instrument, (ii) any such encumbrance or restriction, with respect to a Subsidiary that is not a Subsidiary of the Company on the date of this instrument, in existence at the time such Person becomes a Subsidiary of the Company (except to the extent such encumbrance or restriction was incurred or created in connection with or in contemplation of such Person becoming a Subsidiary of the Company), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the property or assets of the Person that becomes a Subsidiary of the Company, (iii) any such encumbrance or restriction pursuant to any law, any governmental regulation or order or any agreement with a governmental regulator; provided that the Company has used reasonable best efforts to have any such order or agreement diminished or removed by any regulator authorized to do so and to obtain any exemptive orders from the relevant regulator with respect to such encumbrance or restriction to the extent such exemptive orders are reasonably suitable under applicable laws and regulations, (iv) any such encumbrance or restriction in existence as of the end of the fiscal quarter immediately preceding the fiscal quarter during which such Subsidiary becomes a Significant Subsidiary, and (v) any such encumbrance or restriction pursuant to any agreement that extends, refinances, renews or replaces any agreement containing any of the restrictions described in the foregoing clauses (i) and (ii); provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the Holders of the Notes than those under or pursuant to the agreement extended, refinanced, renewed or replaced.

          SECTION 1009.  Redemption of 9 1/2% Senior Notes Due 2000 1/2.  If any
                         ------------------------------------------
of the Company's 9 1/2% Senior Notes due 2000 are outstanding, within 90 days following the Company's receipt of proceeds from an offering of the Notes, the Company shall (i) give notice of redemption to the holders of such amount of the 9 1/2% Senior Notes as may be redeemed using the aggregate net proceeds to the Company of an offering of the Notes and (ii) deposit with the Trustee or a Paying Agent for such 9 1/2% Senior Notes up to the aggregate amount of such proceeds to pay the Redemption Price (as defined in the Old Indenture) of the 9 1/2% Senior Notes called for redemption on the Redemption Date specified in such notice of redemption, in each case in accordance with the terms of the indenture governing the 9 1/2 Senior Notes (the "Old Indenture"). Unless the context otherwise requires, capitalized terms used but not defined in this
Section 1009 shall have the meanings ascribed thereto in the Old Indenture.

          SECTION 1010.  Waiver of Certain Covenants.  The Company may omit in
                         ---------------------------
any particular instance to comply with any term, provision or condition set forth in Section 801 and in Sections 1006 to 1008, inclusive, with respect to the Notes if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                                 ARTICLE ELEVEN
                                 --------------

                              REDEMPTION OF NOTES
                              -------------------

          SECTION 1101.  Applicability of Article.  The redemption of Notes at
                         ------------------------
the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

          SECTION 1102.  Optional Redemption.  (a)  The Notes shall be
                         -------------------
redeemable, in whole or in part, at the Company's option under the circumstances and at the Redemption Price specified in the form of Notes set forth in Sections 202 and 203.

          (b) The Notes shall be redeemable, in whole or in part, at the option of each Holder in the event of a Sale of a Significant Subsidiary and at the Redemption Price specified in the form of Notes set forth in Sections 202 and 203.

          SECTION 1103. Election to Redeem; Notice to Trustee.  The election of
                        -------------------------------------
the Company to redeem any Notes shall be evidenced by a Board Resolution. In case of any redemption pursuant to Section 1102 of less than all the Notes, the Company shall, at least 40 but not more than 60 days prior to the date of redemption fixed by the Company (unless shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such date of redemption and of the principal amount of Notes to be redeemed.

          SECTION 1104.  Selection by Trustee of Notes to be Redeemed.  If less
                         --------------------------------------------
than all the Notes are to be redeemed pursuant to Section 1102(a), the particular Notes to be redeemed shall be selected by the Trustee within three Business Days after it receives the notice described in Section 1103, from the Outstanding Notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate. If the Company shall so specify, Notes owned of record and beneficially by the Company or any Subsidiary shall not be included in the Notes selected for redemption. The Trustee shall promptly notify the Company and each Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

          SECTION 1105.  Notice of Redemption at the Option of the Company.
                         -------------------------------------------------
Notice of redemption at the election of the Company shall be given not less than 30 nor more than 60 days prior to the date of redemption, to each Holder of Notes to be redeemed, in accordance with Section 106.

          All notices of redemption at the election of the Company shall state:

          (1)  the date of redemption,

          (2) the Redemption Price that would apply if the date of redemption were the date of such notice and a statement that the Redemption Price will be calculated giving effect to the yield on certain United States Treasury securities as of the third Business Day prior to the date of redemption,

          (3) if less than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption of any Notes, the principal amounts) of the particular Notes to be redeemed,

          (4) that, on the date of redemption, the Redemption Price will become due and payable upon each such Note to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

          (5) the place or places where such Notes are to be surrendered for payment of the Redemption Price, which shall be the office of the Trustee, and

          (6) in the case of a Note to be redeemed in part, the principal amount of such Note to be redeemed and that after the date of redemption upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued.

          Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

          SECTION 1106.  Procedure and Notice for Redemption at the Option of
                         ----------------------------------------------------
Each Holder.  (a)  Within 20 days after the occurrence of a Sale of a
-----------
Significant Subsidiary, the Company shall transmit to the Trustee, in accordance with Section 105, and by mail to each Holder, in accordance with Section 106, as such Holders' names and addresses appear in the Register, a notice (i) specifying that such Sale of a Significant Subsidiary has occurred and (ii) offering to redeem Notes pursuant to Section 1102(b) and the Notes. The Trustee shall be under no obligation to ascertain the occurrence of a Sale of a Significant Subsidiary. The notice of Sale of a Significant Subsidiary shall contain all instructions and materials necessary to enable Holders to tender Notes, including:

               (1) a description of the Sale of a Significant Subsidiary and the date such sale is deemed to have occurred for purposes of this
          Section 1106;

               (2)  the Redemption Price;

               (3) the date by which the Holder must deliver a notice of election to participate in the redemption;

               (4) the date of redemption, which shall be a Business Day that is not less than 30 nor more than 60 days from the date such notice of Sale of a Significant Subsidiary is furnished, or such later date as is necessary to comply with requirements under the Exchange Act;

               (5) a statement that Notes tendered by the Holder thereof shall, on the date of redemption, become due and payable at the Redemption Price, and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Notes shall cease to bear interest;

               (6) and a brief description of the rights and procedures for delivering and withdrawing a notice of election, and a statement of the place or places where Notes are to be surrendered for payment of the Redemption Price, which shall be the office or agency of the Company in each Place of Payment.

          (b) A Holder shall deliver to any Paying Agent a notice of election at any time prior to the close of business on the date of redemption, stating (A) the certificate number of the Note that the Holder will deliver to be redeemed and (B) the portion of the principal amount of the Note that the Holder will deliver to be redeemed, which portion must be $1,000 or an integral multiple thereof, and shall deliver such Note to such Paying Agent at such office prior to, or on, the date of redemption (together with all necessary endorsements), such delivery being a condition to receipt by the Holder of the Redemption Price therefor. If a Holder has elected to deliver for redemption by the Company less than the entire principal amount of a Note, and if the principal amount of such portion is $1,000 or an integral multiple thereof, the Company shall redeem such portion from the Holder thereof pursuant to this Section 1106, and shall issue a new Note or Notes in the aggregate principal amount equal to the unredeemed portion, if any, thereof. Each Paying Agent shall promptly notify the Company of the receipt by the former of any and all such notices of election and any and all written notices of withdrawal thereof.

          (c) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes upon a Sale of a Significant Subsidiary and may modify an offer to purchase Notes pursuant to this
       Section 1106 to effect such compliance.

          (d) A notice of election may be withdrawn before or after delivery by the Holder to the relevant Paying Agent of the Note to which such notice of election relates, by means of a written notice of withdrawal (by facsimile transmission or letter) received by the Trustee not later than the date of redemption, specifying, as applicable:

               (1) the certificate number of the Note in respect of which such notice of withdrawal is being submitted;

               (2) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted; and

               (3) the principal amount, if any, of the Note that remains subject to the original notice of election and which has been or will be delivered for purchase by the Company.

          Each Paying Agent shall promptly return to the prospective Holders thereof any Notes with respect to which a notice of election has been withdrawn in compliance with this Indenture.

          SECTION 1107.  Deposit of Redemption Price.  On or prior to any date
                         ---------------------------
of redemption, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the date of redemption shall be an Interest Payment Date) accrued interest on, all the Notes which are to be redeemed on that date.

          SECTION 1108.  Notes Payable on Date of Redemption.  Notice of
                         -----------------------------------
redemption or notice of election having been given as aforesaid, or notice of election having been received by the Paying Agent and the related Note having been delivered as aforesaid, the Notes so to be redeemed shall, on the date of redemption, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest to the date of redemption; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the date of redemption will be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

          If any Note called or tendered for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the date of redemption at the rate prescribed therefor in the Note.

          SECTION 1109.  Notes Redeemed in Part.  Any Note which is to be
                         ----------------------
redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered. If a Global Note is so surrendered, such new Note so issued shall be a new Global Note.

                                 ARTICLE TWELVE
                                 --------------

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE
                    ----------------------------------------

          SECTION 1201.  Company's Option to Effect Defeasance or Covenant
                         -------------------------------------------------
Defeasance'.  The Company may, at its option, evidenced by a Board Resolution,
----------
at any time, elect to have either Section 1202 or Section 1203 hereof be applied to all Outstanding Notes upon compliance with the conditions set forth in this Article Twelve.

          SECTION 1202.  Legal Defeasance and Discharge.  Upon the Company's
                        ------ ------------------------
exercise of the above option applicable to this Section with respect to the Outstanding Notes, the

Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Notes on and after the date the conditions precedent set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of Outstanding Notes to receive, solely from the trust fund described in Section 1204 as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on, such Notes to Maturity, (2) the Company's obligations with respect to such Notes under Sections 305, 306, 607, 1002 and 1003 and such obligations as shall be ancillary thereto, (3) the rights, powers, trusts, duties and immunities of the Trustee, and (4) this Article Twelve. Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203.

          SECTION 1203.  Covenant Defeasance.  Upon the Company's exercise of
                         -------------------
the above option applicable to this Section with respect to the Outstanding Notes, the Company shall be released from its obligations under Sections 801, 1006, 1007, 1008, 1102(b) and 1106, and the occurrence of an event specified in subclause (a)(3) of Section 501 with respect to any of Sections 801, 1006, 1007, 1008, 1102(b) or 1106 shall not be deemed to be an Event of Default with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such Section or clause whether directly or indirectly by reason of any reference elsewhere herein to any such Section or clause or by reason of any reference to any such Section or clause to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.

          SECTION 1204.  Conditions to Legal Defeasance or Covenant Defeasance.
                         -----------------------------------------------------
The following shall be the conditions precedent to application of either Section 1202 or Section 1203 to the Outstanding Notes:

          (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on, the Outstanding Notes to Maturity. Before such a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date or dates in accordance with Article Eleven, which shall be given effect in applying the foregoing;

          (2) In the case of legal defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or
(B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon, such Opinion of Counsel shall confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

          (3) In the case of covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (4) No Default or Event of Default shall have occurred and be continuing on the date of such deposit, after giving effect thereto, or, in the case of legal defeasance, insofar as subclauses (a)(6) and (a)(7) under Section 501(a) are concerned, at any time in the period ending the 91st day after the date of deposit;

          (5) Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound;

          (6) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (7) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the legal defeasance or the covenant defeasance, as the case may be, have been complied with.

          SECTION 1205.  Deposited Money and U.S. Government Obligations to be
                         -----------------------------------------------------
Held in Trust; Other Miscellaneous Provisions.  Subject to the provisions of the
---------------------------------------------
last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 1204 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (but not including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof.

          Anything herein to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

          SECTION 1206.  Reinstatement.  If the Trustee or the Paying Agent is
                         -------------
unable to apply any money in accordance with Section 1202 or 1203 with respect to the Notes by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Twelve until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1202 or 1203; provided, however, that if the Company makes any payment of the principal of or interest on any such Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                 PRESIDENTIAL LIFE CORPORATION

                                 By: ___________________________________
                                     Name:  Herbert Kurz
                                     Title:  Director and President

                                 By: ___________________________________
                                     Name:
                                     Title:

                                 BANKERS TRUST COMPANY, as Trustee

                                 By: ___________________________________
                                     Name:
                                     Title: